EXHIBIT 99.1
News Release Contacts:
Media: Joe Carberry Charles Schwab Phone: 415-667-1677	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB FOURTH QUARTER NET INCOME OF $522 MILLION CAPS RECORD YEAR

2016 Revenues Rise 17% to $7.5 Billion, Net Income Grows 31% to $1.9 Billion, Both Records

Total Client Assets Rise 11% to a Record $2.78 Trillion at Year-end

SAN FRANCISCO, January 18, 2017 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2016 was a record $522 million, up 4% from $503 million for the prior quarter, and up 25% from $416 million for the fourth quarter of 2015. Net income for the twelve months ended December 31, 2016 was $1.9 billion, up 31% year-over-year.

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
Financial Highlights	2016	2015	Change	2016	2015	Change

Net revenues (in millions)	$1,972	$1,691	17%	$7,478	$6,380	17%
Net income (in millions)	$522	$416	25%	$1,889	$1,447	31%
Diluted earnings per common share	$.36	$.28	29%	$1.31	$1.03	27%
Pre-tax profit margin	41.8%	38.1%		40.0%	35.7%
Return on average common
stockholders’ equity (annualized)	14%	13%		14%	12%

EPS Impact of Certain Non-Recurring Items

Net litigation proceeds (1)	$-	$.03		$.01	$.04
Net tax benefits (2)	$-	$.01		$-	$.02

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

(1)

Net litigation proceeds include $57 million in the fourth quarter of 2015, and $16 million and $75 million in full-year 2016 and 2015, respectively, relating to the company’s non-agency residential mortgage-backed securities (RMBS) portfolio, which are included in Other revenue.

(2)	Net tax benefits include $15 million in the fourth quarter of 2015 and $29 million for the full year, relating to certain current and prior-year matters, which are included in Taxes on income.

CEO Walt Bettinger said, “Schwab achieved truly noteworthy results in 2016 by sustaining our ‘Through Clients’ Eyes’ strategy and working to earn our clients’ trust every day. During the year, from disappointing economic news early on, to the disruption of the Brexit vote, and then through the tumult of the presidential election, clients could trust that Schwab stood ready to help them navigate market volatility, and they made active use of our full-service capabilities. Our financial consultants held planning conversations with approximately 132,000 clients last year, up 18% from 2015. Client assets enrolled in one of our retail advisory solutions and those guided by independent advisors totaled $1.40 trillion at the end of 2016, up 12%. New and existing clients brought $125.5 billion in core net new assets to Schwab during 2016, marking a 5% annual organic growth rate and the 5th consecutive year over $100 billion. Net new assets in our Retail and Advisor Services businesses rose by 10% and 21%, respectively, over the prior year, while Mutual Fund Clearing and Retirement Plan flows slowed due to client turnover. Total client assets at year-end were a record $2.78 trillion, up 11%.

We closed out 2016 serving more clients than ever, including 10.2 million active brokerage accounts, 1.1 million banking accounts and 1.5 million retirement plan participants, increases of 4%, 7% and 2%, respectively.”

Mr. Bettinger continued, “As Schwab continues to offer more value and a better investing experience, new and existing clients choose to entrust us with more of their assets, fueling our financial performance. Our revenues rose 17% to a record $7.5 billion in 2016. On the expense front, we entered the year with goals that allowed for needed growth in our infrastructure and increased reinvestment to better serve clients while still delivering improved profitability. We kept to those goals through the ups and downs of 2016, which helped us increase net income by nearly a third over our 2015 performance, to a record $1.9 billion.”

Mr. Bettinger added, “Our work to challenge the status quo on behalf of our clients continued across multiple fronts in 2016. We expanded and enhanced our Schwab OpenView Gateway® and Schwab Advisor Center® platforms to help the independent advisors who custody with us operate more efficiently and stay focused on serving their clients. We introduced Schwab Intelligent Advisory® as an extension of our contemporary, full-service approach to helping all individual clients build and manage their wealth. Schwab Intelligent Advisory is designed to be broadly accessible with a low balance minimum and fee, combining personalized financial and investment planning through CFP® professionals with automated and diversified portfolio management through Schwab Intelligent Portfolios®. As part of our commitment to offering more value to investors, we launched the Schwab Target Index Funds, a new series of target-date mutual funds constructed with Schwab ETFs that are designed to be the lowest cost of their kind available to employer-sponsored retirement plans and retail investors.* We also expanded Schwab ETF OneSource™ by 16 net new funds in 2016, enabling Schwab clients to choose from a total of 228 ETFs covering 69 Morningstar categories, all for $0 online trade commissions. In addition, we introduced the Schwab Live hub to provide traders with centralized access to the interactive and live content we offer to help them succeed. We also continued our work to make it easier to establish a relationship with a locally-based investment professional by extending our footprint across the country – we added 3 new company branches and 5 new independent branches during the year.”

CFO Joe Martinetto commented, “Schwab’s 2016 performance is a clear example of the company’s financial formula again working as designed: solid business growth driving solid revenue growth through diversified sources, leading to improved profitability through continued expense discipline. We expanded client assets by 11% during an environment that had some rough patches but ultimately included improving economic conditions, positive equity market returns and, at long last, the second small step by the Federal Reserve away from its zero interest rate policy of recent years. We achieved 17% revenue growth by generating record levels of net interest revenue and asset management and administration fees, which more than offset lower revenue from trading and the conclusion of certain litigation. Net interest revenue rose 32% to $3.3 billion due to a strong increase in client cash sweep deposits and higher short-term interest rates. Asset management and administration fees rose by 15% to $3.1 billion largely due to higher money market fund management fees relating to the rate environment and continued lift in client assets enrolled in one of our retail advisory solutions. Higher rates provided breathing room for our increased investment in people and technology, resulting in 9% expense growth for 2016. This increase more than doubled our constrained 2015 increase but still allowed for a 780 basis point gap between revenue and expense growth and a record 40% pre-tax profit margin, beating the prior high-water mark set in 2008.”

Mr. Martinetto concluded, “We remain focused on managing the company’s balance sheet to support growth initiatives and further our strategy of optimizing the spread earned on client cash sweep balances. We completed approximately $8 billion in bulk transfers to Schwab Bank during 2016, including approximately $4 billion in the fourth quarter. These transfers, along with growth in bank deposits from our ongoing asset gathering, helped increase interest-earning assets on our balance sheet by 22% during 2016 to $216 billion at year-end. We supported this growth with capital generated through earnings and the issuance of approximately $1.4 billion in additional preferred stock. As part of managing Schwab’s capital levels, we maintain a target range for common stock dividends equal to 20-30% of earnings; consistent with our improving earnings picture, we increased our quarterly cash dividend by 17% during the year, to $0.07. We ended 2016 with a preliminary Tier-1 Leverage ratio of 7.2% and a full-year return on equity of 14%, the highest in seven years. Our solid capital position and healthy returns position Schwab to continue investing for profitable growth and sharing the benefits of our scale with clients while building long-term stockholder value.”

Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 182,000, up 21% year-over-year; total accounts were 7.1 million, up 3% year-over-year.
•

Held financial planning conversations with approximately 32,000 clients during the quarter, up 10% year-over-year. Approximately 132,000 planning conversations were held in 2016, up 18% from the prior year.

•

Opened two company branches in Brookfield, WI and Aspen, CO and opened two independent branches in Gainesville, FL and Peoria, IL. Schwab has over 335 branches across the country that offer clients access to a range of investing and personal finance guidance, services, and products.

•	Graduated the second class of FC Academy, a 24-month development rotational program preparing recent college graduates for a career in one of our branch offices.
•	Graduated the second class of FC University, a 10-week onboarding program that prepares new hires to be successful at Schwab and supports the expansion of our branch network.
•

Launched “Investing Principles” on schwab.com that outline Schwab’s core beliefs and approach to investing. Divided into three key components – Identify Your Goals, Get Invested, and Stay on Track – they create a foundation for every client, no matter where they are on their investing journey.

Advisor Services

•

Announced enhancements to Institutional Intelligent Portfolios®, the automated investment management platform designed for independent advisors. The primary update is enhanced portfolio customization, which provides advisors greater flexibility to design portfolios based on their investment philosophies.

•

Announced enhancements to Schwab Advisor Center, the custody and trading platform for independent advisors. The platform now offers an array of automation features and tools, along with online support, enabling advisors and their clients to reduce paperwork and complexity.

•

Hosted over 5,100 advisors, exhibitors, sponsors, and media at our IMPACT® conference – the largest and longest-running annual gathering of independent registered investment advisors. This year, Schwab executives and industry leaders focused on growth, cybersecurity, and talent.

Products and Infrastructure

•	For Charles Schwab Bank:
o

Launched a series of client experience, risk management, and efficiency improvements including two-way text fraud alerts for debit cards, online joint Schwab Bank High Yield Investor Checking® account opening, paperless Schwab Bank High Yield Investor Saving®  statements, and paperless 1099-INT statements.

o	Balance sheet assets = $175.7 billion, up 26% year-over-year.
o	Outstanding mortgage and home equity loans = $11.5 billion, up 4% year-over-year.
o	Pledged Asset Line® balances = $3.9 billion, up 22% year-over-year.
o	Schwab Bank High Yield Investor Checking accounts = 914,000, with $13.8 billion in balances.
•	Client assets managed by Windhaven® totaled $9.0 billion, down 24% from the fourth quarter of 2015.
•	Client assets managed by ThomasPartners® totaled $10.2 billion, up 40% from the fourth quarter of 2015.
•	Client assets managed by Intelligent Portfolios (Schwab Intelligent Portfolios® and Institutional Intelligent Portfolios®) totaled $12.3 billion, up $2.1 billion from the third quarter of 2016.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

* For more information about Schwab Target Index Funds and Schwab ETFs, see csimfunds.com.

Commentary from the CFO

Joe Martinetto, Senior Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary.  The most recent commentary was posted on January 19, 2016.

Business Update

The company also announced today that it has scheduled a Business Update for institutional investors on Thursday, February 2, 2017. This Update is designed to help the investment community keep abreast of recent developments and management’s strategic focus. The program is scheduled to run from approximately 8:30 a.m. - 12:15 p.m. PT, 11:30 a.m. - 3:15 p.m. ET. Participants will include members of the company’s executive management. A simultaneous webcast of this Update will be accessible to the public at http://schwabevents.com/corporation.

Forward-Looking Statements

This press release contains forward-looking statements relating to client value and investing experience; growth in the client base and client assets; financial performance; business growth; revenue growth; improved profitability; expense discipline; balance sheet management; growth initiatives; optimizing the spread earned on client cash; target range for common stock dividends; investing for profitable growth; sharing the benefits of scale with clients; and building long-term stockholder value. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; general market conditions, including the level of interest rates, equity valuations and trading activity; competitive pressures on rates and fees; client use of the company’s advisory solutions and other products and services; the level of client assets, including cash balances; the company’s ability to manage expenses; capital needs and management; the company’s ability to monetize client assets; the timing, amount and impact of bulk transfers; the quality of the company’s balance sheet assets; client sensitivity to interest rates; regulatory guidance; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 335 offices and 10.2 million active brokerage accounts, 1.5 million corporate retirement plan participants, 1.1 million banking accounts, and $2.78 trillion in client assets as of December 31, 2016. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC,  http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

###

The Charles Schwab Corporation

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Revenues
Asset management and administration fees (1)	$801	$673	$3,055	$2,650
Interest revenue	952	726	3,493	2,657
Interest expense	(45)	(36)	(171)	(132)
Net interest revenue	907	690	3,322	2,525
Trading revenue	202	208	825	866
Other	62	120	271	328
Provision for loan losses	-	-	5	11
Total net revenues	1,972	1,691	7,478	6,380
Expenses Excluding Interest
Compensation and benefits	629	572	2,466	2,241
Professional services	134	119	506	459
Occupancy and equipment	99	93	398	353
Advertising and market development	61	60	265	249
Communications	58	58	237	233
Depreciation and amortization	61	58	234	224
Other	106	86	379	342
Total expenses excluding interest	1,148	1,046	4,485	4,101
Income before taxes on income	824	645	2,993	2,279
Taxes on income	302	229	1,104	832
Net Income	522	416	1,889	1,447
Preferred stock dividends and other (2)	44	38	143	83
Net Income Available to Common Stockholders	$478	$378	$1,746	$1,364
Weighted-Average Common Shares Outstanding:
Basic	1,329	1,319	1,324	1,315
Diluted	1,341	1,330	1,334	1,327
Earnings Per Common Share:
Basic	$.36	$.29	$1.32	$1.04
Diluted	$.36	$.28	$1.31	$1.03
Dividends Declared Per Common Share	$.07	$.06	$.27	$.24

(1)

Includes fee waivers of $31 and $153 during the fourth quarters of 2016 and 2015, respectively, and $224 and $672 during the twelve months ended 2016 and 2015, respectively, relating to Schwab-sponsored money market funds.

(2)	Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

The Charles Schwab Corporation

Financial and Operating Highlights

(Unaudited)

	Q4-16 % change		2016				2015
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-15	Q3-16	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	19%	-	$801	$798	$757	$699	$673
Net interest revenue	31%	7%	907	845	798	772	690
Trading revenue	(3%)	6%	202	190	201	232	208
Other	(48%)	(18%)	62	76	70	63	120
Provision for loan losses	-	(100%)	-	5	2	(2)	-
Total net revenues	17%	3%	1,972	1,914	1,828	1,764	1,691
Expenses Excluding Interest
Compensation and benefits	10%	3%	629	609	602	626	572
Professional services	13%	2%	134	131	125	116	119
Occupancy and equipment	6%	(1%)	99	100	101	98	93
Advertising and market development	2%	(5%)	61	64	70	70	60
Communications	-	2%	58	57	62	60	58
Depreciation and amortization	5%	2%	61	60	57	56	58
Other	23%	7%	106	99	91	83	86
Total expenses excluding interest	10%	3%	1,148	1,120	1,108	1,109	1,046
Income before taxes on income	28%	4%	824	794	720	655	645
Taxes on income	32%	4%	302	291	268	243	229
Net Income	25%	4%	$522	$503	$452	$412	$416
Preferred stock dividends and other	16%	33%	44	33	46	20	38
Net Income Available to Common Stockholders	26%	2%	$478	$470	$406	$392	$378
Earnings per common share:
Basic	24%	-	$.36	$.36	$.31	$.30	$.29
Diluted	29%	3%	$.36	$.35	$.30	$.29	$.28
Dividends declared per common share	17%	-	$.07	$.07	$.07	$.06	$.06
Weighted-average common shares outstanding:
Basic	1%	-	1,329	1,324	1,322	1,321	1,319
Diluted	1%	1%	1,341	1,334	1,333	1,330	1,330
Performance Measures
Pre-tax profit margin			41.8%	41.5%	39.4%	37.1%	38.1%
Return on average common stockholders’ equity (annualized) (1)			14%	14%	13%	13%	13%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	13%	10%	$22.2	$20.1	$18.6	$20.3	$19.6
Receivables from brokerage clients - net	(1%)	5%	17.2	16.4	16.8	16.0	17.3
Bank loans - net	8%	3%	15.4	14.9	14.7	14.4	14.3
Total assets	22%	7%	223.4	209.3	198.1	191.0	183.7
Bank deposits	26%	9%	163.5	149.6	137.3	135.7	129.5
Payables to brokerage clients	8%	9%	35.9	33.0	32.7	32.3	33.2
Short-term borrowings	-	(100%)	-	3.0	5.0	.8	-
Long-term debt	-	-	2.9	2.9	2.9	2.9	2.9
Stockholders’ equity	22%	6%	16.4	15.5	15.0	14.5	13.4
Other
Full-time equivalent employees (at quarter end, in thousands)	6%	1%	16.2	16.1	16.1	15.6	15.3
Capital expenditures - purchases of equipment, office
facilities, and property, net (in millions)	28%	15%	$86	$75	$131	$61	$67
Expenses excluding interest as a percentage of average client assets
(annualized)			0.17%	0.17%	0.17%	0.18%	0.16%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	3%	9%	293	268	279	328	285
Asset-based trades (3)	26%	33%	106	80	90	101	84
Other trades (4)	4%	(11%)	174	195	149	187	168
Total	7%	6%	573	543	518	616	537
Average Revenue Per Revenue Trade (2)	(6%)	(1%)	$11.03	$11.17	$11.27	$11.44	$11.73

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

The Charles Schwab Corporation

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2016			2015			2016			2015
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$10,052	$13	0.51%	$9,738	$7	0.29%	$11,143	$57	0.51%	$9,358	$24	0.26%
Cash and investments segregated	21,047	28	0.53%	18,605	10	0.21%	20,104	93	0.46%	18,606	31	0.17%
Broker-related receivables (1)	493	1	0.27%	243	-	0.08%	558	1	0.22%	274	-	0.07%
Receivables from brokerage clients	15,145	125	3.28%	15,715	128	3.23%	15,001	497	3.31%	15,212	502	3.30%
Securities available for sale (2)	76,624	247	1.28%	66,352	175	1.05%	72,586	883	1.22%	62,249	629	1.01%
Securities held to maturity	68,351	396	2.30%	43,156	271	2.49%	57,451	1,402	2.44%	38,280	957	2.50%
Bank loans	15,148	103	2.71%	14,345	95	2.63%	14,715	400	2.72%	13,973	369	2.64%
Total interest-earning assets	206,860	913	1.76%	168,154	686	1.62%	191,558	3,333	1.74%	157,952	2,512	1.59%
Other interest revenue		39			40			160			145
Total interest-earning assets	$206,860	$952	1.83%	$168,154	$726	1.71%	$191,558	$3,493	1.82%	$157,952	$2,657	1.68%
Funding sources:
Bank deposits	$154,357	$11	0.03%	$122,054	$7	0.02%	$141,432	$37	0.03%	$113,464	$29	0.03%
Payables to brokerage clients (1)	27,141	1	0.01%	25,813	-	0.01%	26,311	3	0.01%	25,651	2	0.01%
Short-term borrowings (1,3)	2,429	3	0.49%	16	-	0.41%	1,864	9	0.48%	21	-	0.27%
Long-term debt (4)	2,876	26	3.60%	2,959	25	3.35%	2,876	104	3.62%	2,717	92	3.39%
Total interest-bearing liabilities (4)	186,803	41	0.09%	150,842	32	0.08%	172,483	153	0.09%	141,853	123	0.09%
Non-interest-bearing funding sources (3)	20,057			17,312			19,075			16,099
Other interest expense		4			4			18			9
Total funding sources	$206,860	$45	0.09%	$168,154	$36	0.08%	$191,558	$171	0.09%	$157,952	$132	0.08%
Net interest revenue		$907	1.74%		$690	1.63%		$3,322	1.73%		$2,525	1.60%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.
(3)	Certain prior-period amounts have been reclassified to conform to the 2016 presentation.
(4)	Adjusted for the retrospective adoption of Accounting Standards Update 2015-03, which decreased long-term debt and total interest-bearing liabilities by an immaterial amount.

The Charles Schwab Corporation

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2016			2015			2016			2015
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$162,207	$238	0.58%	$162,437	$241	0.59%	$164,120	$962	0.59%	$161,381	$947	0.59%
Fee waivers		(31)			(153)			(224)			(672)
Schwab money market funds	162,207	207	0.51%	162,437	88	0.21%	164,120	738	0.45%	161,381	275	0.17%
Schwab equity and bond funds and ETFs	125,814	57	0.18%	105,935	54	0.20%	115,849	217	0.19%	102,486	217	0.21%
Mutual Fund OneSource ®	198,289	168	0.34%	212,409	182	0.34%	199,389	676	0.34%	225,347	764	0.34%
Other third-party mutual funds and ETFs (1)	264,703	59	0.09%	248,659	53	0.08%	254,584	222	0.09%	251,491	223	0.09%
Total mutual funds and ETFs (2)	$751,013	491	0.26%	$729,440	377	0.21%	$733,942	1,853	0.25%	$740,705	1,479	0.20%
Advice solutions (2) :
Fee-based	$184,007	237	0.51%	$171,577	225	0.52%	$177,409	915	0.52%	$172,302	898	0.52%
Intelligent Portfolios	11,119	-	-	4,891	-	-	8,377	-	-	3,274	-	-
Legacy Non-Fee	17,174	-	-	16,135	-	-	16,969	-	-	16,463	-	-
Total advice solutions	$212,300	237	0.44%	$192,603	225	0.46%	$202,755	915	0.45%	$192,039	898	0.47%
Other balance-based fees (3)	349,610	59	0.07%	328,982	57	0.07%	339,071	235	0.07%	324,701	226	0.07%
Other (4)		14			14			52			47
Total asset management and administration fees		$801			$673			$3,055			$2,650

Note: Beginning in the fourth quarter of 2015, certain changes have been made to the above categorizations of both balances and revenues in order to provide improved insight into asset management and administration fee drivers. Prior period information has been recast to reflect these changes.

(1)	Includes Schwab ETF OneSource™.
(2)

Advice solutions include managed portfolios, specialized strategies, and customized investment advice. Fee-based advice solutions include Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Dividend Growth Strategy, and Schwab Index Advantage® advised retirement plan balances. Intelligent Portfolios include Schwab Intelligent Portfolios®, launched in March 2015, and Institutional Intelligent Portfolios®, launched in June 2015. Legacy Non-Fee advice solutions include superseded programs such as Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above.

(3)	Includes various asset-based fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4)	Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

The Charles Schwab Corporation

Growth in Client Assets and Accounts

(Unaudited)

	Q4-16 % Change		2016				2015
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-15	Q3-16	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	23%	9%	$197.4	$181.1	$168.4	$166.4	$161.1
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	(2%)	2%	163.5	160.3	161.0	167.4	166.1
Equity and bond funds (1)	6%	2%	66.1	64.6	62.8	62.1	62.4
Total proprietary mutual funds	-	2%	229.6	224.9	223.8	229.5	228.5
Mutual Fund Marketplace® (2)
Mutual Fund OneSource®	(4%)	(3%)	198.9	206.1	203.4	203.8	207.7
Mutual fund clearing services	5%	(1%)	196.6	198.8	192.0	186.3	186.5
Other third-party mutual funds	12%	-	558.2	556.1	529.7	510.7	496.4
Total Mutual Fund Marketplace	7%	(1%)	953.7	961.0	925.1	900.8	890.6
Total mutual fund assets	6%	-	1,183.3	1,185.9	1,148.9	1,130.3	1,119.1
Exchange-traded funds (ETFs)
Proprietary ETFs (1)	51%	11%	59.8	53.9	47.9	42.9	39.7
ETF OneSource™ (2)	32%	5%	21.2	20.2	19.0	17.5	16.1
Other third-party ETFs	15%	3%	238.3	230.8	220.5	211.5	207.4
Total ETF assets	21%	5%	319.3	304.9	287.4	271.9	263.2
Equity and other securities	11%	3%	886.5	860.3	830.7	808.5	799.0
Fixed income securities	11%	-	208.3	208.0	202.0	194.1	187.2
Margin loans outstanding	(3%)	3%	(15.3)	(14.9)	(15.4)	(14.5)	(15.8)
Total client assets	11%	2%	$2,779.5	$2,725.3	$2,622.0	$2,556.7	$2,513.8
Client assets by business
Investor Services	10%	2%	$1,495.4	$1,470.8	$1,415.5	$1,377.3	$1,358.6
Advisor Services	11%	2%	1,284.1	1,254.5	1,206.5	1,179.4	1,155.2
Total client assets	11%	2%	$2,779.5	$2,725.3	$2,622.0	$2,556.7	$2,513.8
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (3)	(37%)	(4%)	$13.7	$14.2	$14.8	$15.7	$21.6
Advisor Services	9%	47%	23.2	15.8	11.8	16.3	21.3
Total net new assets	(14%)	23%	$36.9	$30.0	$26.6	$32.0	$42.9
Net market gains	(69%)	(76%)	17.3	73.3	38.7	10.9	55.0
Net growth	(45%)	(48%)	$54.2	$103.3	$65.3	$42.9	$97.9
New brokerage accounts (in thousands, for the quarter ended)	12%	11%	293	264	271	265	262
Clients (in thousands)
Active Brokerage Accounts	4%	1%	10,155	10,046	9,977	9,869	9,769
Banking Accounts	7%	2%	1,106	1,088	1,065	1,047	1,033
Corporate Retirement Plan Participants	2%	(1%)	1,543	1,561	1,553	1,532	1,519

(1)

Includes proprietary equity and bond funds and ETFs held on and off the Schwab platform. As of December 31, 2016, off-platform equity and bond funds and ETFs were $7.8 billion and $12.7 billion, respectively.

(2)	Excludes all proprietary mutual funds and ETFs.
(3)

Second quarter of 2016 includes an inflow of $2.7 billion from a mutual fund clearing services client. Fourth quarter of 2015 includes an inflow of $10.2 billion from a mutual fund clearing services client.

The Charles Schwab Corporation Monthly Activity Report For December 2016

	2015	2016												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	17,425	16,466	16,517	17,685	17,774	17,787	17,930	18,432	18,401	18,308	18,142	19,124	19,763	3%	13%
Nasdaq Composite	5,007	4,614	4,558	4,870	4,775	4,948	4,843	5,162	5,213	5,312	5,189	5,324	5,383	1%	8%
Standard & Poor’s 500	2,044	1,940	1,932	2,060	2,065	2,097	2,099	2,174	2,171	2,168	2,126	2,199	2,239	2%	10%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,553.3	2,513.8	2,428.3	2,433.6	2,556.7	2,576.2	2,607.2	2,622.0	2,698.2	2,710.4	2,725.3	2,686.7	2,734.6
Net New Assets (1)	15.2	8.1	10.9	13.0	1.3	16.0	9.3	9.0	10.4	10.6	6.1	11.9	18.9	59%	24%
Net Market (Losses) Gains	(54.7)	(93.6)	(5.6)	110.1	18.2	15.0	5.5	67.2	1.8	4.3	(44.7)	36.0	26.0
Total Client Assets (at month end)	2,513.8	2,428.3	2,433.6	2,556.7	2,576.2	2,607.2	2,622.0	2,698.2	2,710.4	2,725.3	2,686.7	2,734.6	2,779.5	2%	11%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	192.6	187.3	187.9	197.9	200.3	202.7	205.0	210.2	211.7	213.4	211.3	213.2	217.1	2%	13%
Advisor Services (2)	1,061.1	1,029.9	1,032.3	1,084.0	1,093.2	1,103.7	1,110.5	1,142.3	1,149.4	1,155.4	1,140.5	1,161.8	1,184.3	2%	12%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,769	9,792	9,826	9,869	9,916	9,948	9,977	9,989	10,021	10,046	10,068	10,102	10,155	1%	4%
Banking Accounts	1,033	1,039	1,045	1,047	1,053	1,060	1,065	1,074	1,083	1,088	1,092	1,099	1,106	1%	7%
Corporate Retirement Plan Participants	1,519	1,518	1,523	1,532	1,532	1,555	1,553	1,559	1,565	1,561	1,547	1,550	1,543	-	2%
Client Activity
New Brokerage Accounts (in thousands)	98	83	84	98	103	81	87	84	96	84	84	93	116	25%	18%
Inbound Calls (in thousands)	1,844	1,736	1,737	1,902	1,867	1,554	1,665	1,605	1,755	1,633	1,565	1,642	1,931	18%	5%
Web Logins (in thousands)	32,156	33,268	33,283	38,078	37,854	38,000	43,220	46,217	42,627	38,237	35,429	37,687	40,720	8%	27%
Client Cash as a Percentage of Client Assets (3)	13.0%	13.7%	13.7%	13.1%	12.8%	12.7%	12.6%	12.5%	12.5%	12.5%	12.8%	12.8%	13.0%	20 bp	-
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (4, 5)
(in millions of dollars)
Large Capitalization Stock	451	(162)	(212)	(462)	(857)	(799)	185	(1,173)	(755)	(1,209)	(652)	200	565
Small / Mid Capitalization Stock	(572)	(952)	58	685	(86)	(272)	(113)	(320)	(214)	460	(190)	877	1,103
International	(918)	469	(28)	833	324	(207)	(1,208)	(347)	386	(26)	(1)	348	(683)
Specialized	(495)	(668)	260	191	815	265	470	357	189	(274)	(159)	(1,019)	20
Hybrid	(1,361)	(377)	38	281	14	1,133	(403)	(463)	(219)	58	(432)	(687)	(456)
Taxable Bond	(4,020)	99	546	1,628	1,098	1,526	1,421	1,420	1,888	1,585	1,475	(1,110)	1,045
Tax-Free Bond	731	379	641	949	479	940	700	766	920	539	20	(1,090)	(1,692)
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (4)	(10,988)	(1,215)	197	1,769	(207)	620	(2,049)	(1,683)	(297)	(656)	(1,979)	(5,864)	(5,825)
Exchange-Traded Funds (5)	4,804	3	1,106	2,336	1,994	1,966	3,101	1,923	2,492	1,789	2,040	3,383	5,727
Money Market Funds	4,538	1,994	1,359	(2,101)	(3,959)	(738)	(1,799)	701	(768)	(658)	211	1,851	1,141
Average Interest-Earning Assets (6)
(in millions of dollars)	172,334	177,332	178,610	181,529	183,341	184,432	187,933	191,850	194,268	199,107	201,894	206,970	212,052	2%	23%

(1)	May 2016 includes an inflow of $2.7 billion from a mutual fund clearing services client.
(2)	Excludes Retirement Business Services Trust and Corporate Brokerage Retirement Services.
(3)	Schwab One®, certain cash equivalents, bank deposits and money market fund balances as a percentage of total client assets.
(4)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(5)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(6)	Represents average total interest-earning assets on the Company’s balance sheet.